UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2006

Date of Report (Date of earliest event reported)

MEDIVATION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32836	13-3863260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

55 Hawthorne Street, Suite 610

San Francisco, CA 94105

(Address of principal executive offices) (Zip Code)

(415) 543-3470

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 16th, 2006, Medivation, Inc. announced that it entered into definitive purchase agreements to sell 3,000,000 shares of its common stock at a price of $4.75 per share in a registered direct offering, before deducting placement agent fees of 7% and other expenses of the offering. A copy of the press release related to the offering is attached as Exhibit 99.1 to this Report. Emerging Growth Equities, Ltd. served as the placement agent for this offering. A copy of the Placement Agent Agreement with respect to the offering is attached as Exhibit 1.1 to this Report. The sale, which was made under Medivation’s effective shelf registration statement filed with the Securities and Exchange Commission on May 1, 2006, closed on May 18, 2006

Item 9.01	Exhibits.

1.1	Placement Agent Agreement, dated May 15, 2006, between Medivation, Inc. and Emerging Growth Equities, Ltd.

99.1	Press release dated May 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2006

MEDIVATION, INC.

By:	/s/ C. Patrick Machado
Name:	C. Patrick Machado
Title:	Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

1.1	Placement Agent Agreement, dated May 15, 2006, between Medivation, Inc. and Emerging Growth Equities, Ltd.

99.1	Press release dated May 16, 2006.